UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2024

MOBILE INFRASTRUCTURE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-40415	98-1583957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 W. 4th Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 834-5110

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BEEP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2024, Mobile Infrastructure Corporation (the “Company”), through seven subsidiaries (collectively, the “Loan Borrowers”), entered into a $75.5 million CMBS financing with Argentic Real Estate Finance 2 LLC (“Argentic”) as lender (the “CMBS Loan”). The proceeds of the CMBS Loan were used to (i) repay and discharge the Company’s existing revolving credit facility with KeyBank, National Association and KeyBank Capital Markets and (ii) refinance a property level loan.

The Company’s obligations under the loan agreement (the “CMBS Loan Agreement”) are secured by a first priority (i) mortgage, (ii) assignment of leases and rents and (iii) security interest in all personal property, including accounts, escrows, and reserves, granted by each of the seven Loan Borrowers. The CMBS Loan has a maturity date of December 6, 2034. Monthly payments of principal and interest are due under the CMBS Loan Agreement with the principal amount based on a 35-year amortization schedule and the full principal amount becoming due and payable on the maturity date.

The amounts outstanding under the CMBS Loan bear interest at an annual fixed rate equal to 7.755%. Commencing on the earlier of (i) December 6, 2027 and (ii) two years after securitization, with certain exceptions, the CMBS Loan may be defeased in whole or in part (other than with respect to the River East Property (as defined in the CMBS Loan Agreement)), subject to certain conditions as set forth in the CMBS Loan Agreement.

The CMBS Loan Agreement contains customary affirmative and negative covenants, agreements, representations, warranties and borrowing conditions, reserve requirements, and events of default. In addition, and pursuant to the terms of the limited recourse guaranty dated December 6, 2024 (the “Guaranty”) in favor of Argentic, Mobile Infra Operating Company, LLC (the “Operating Company”), serves as a non-recourse guarantor with respect to the CMBS Loan. Under the terms of the Guaranty, the Operating Company is required to maintain a net worth (as defined in the Guaranty) in excess of $40.0 million.

The foregoing description of the CMBS Loan Agreement and the Guaranty is a summary only and is qualified in its entirety by reference to the full text of the CMBS Loan Agreement and the Guaranty, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information contained in the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

In addition, on December 11, 2024, the Company issued a press release (the “Press Release”), announcing, among other things, the closing of the CMBS Loan Agreement. A copy of the Press Release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	CMBS Loan Agreement, dated December 6, 2024, by and among the Loan Borrowers party thereto and Argentic.

10.2	Guaranty, dated December 6, 2024, by the Operating Company and the other parties thereto in favor of Argentic.

99.1	Press Release, dated December 11, 2024.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*	Certain of the exhibits or schedules of this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: December 11, 2024	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President, Treasurer, and Corporate Secretary